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                                                                   EXHIBIT 21.1

                  SUBSIDIARIES OF TOREADOR ROYALTY CORPORATION

         Toreador Royalty Corporation has two wholly-owned subsidiaries, Toreador Exploration & Production Inc., a Texas corporation, and Tormin, Inc., a Delaware corporation.